Exhibit 99.2

First NLC 2005-4 S&P Tape

Field Information

Interest only Loans have 60 month IO terms

Full doc loans have verified assets all other doc types do not

Product description for “manufactured” is “M”, “S” for all other property types

No MI Coverage

NextGen FICO = “N”

Appraisal Type = “04”

Mortgage Payment Method = “M”

Mapping

Loan Type		Documentation Type		Property Type
ARM 2/28	21	Full	Z	PUD	2
ARM 2/28—60mo IO	31	NIV	C	Single Family	1
ARM 2/28—Balloon 40/30	21	Stated	V	Manufactured	11
ARM 3/27	17			3-4 Family	9
ARM 3/27—60mo IO	27			Condo	6
ARM 3/27—Balloon 40/30	17	Occupancy		Duplex	4
ARM 5/25	18	Non-Owner Occupied	I	Townhouse	6
ARM 5/25—60mo IO	28	Owner Occupied	P	Row Home	6
Fixed 10 yr	10
Fixed 15 yr	10
Fixed 20 yr	10	Proceed Use
Fixed 25 yr	10	Purchase	P
Fixed 30 yr	10	Cashout Refi	C
Fixed 30 yr—60mo IO	40	Rate/Term Refi	R
Fixed 30 yr—Balloon 40/30	54
Fixed 30 yr—Balloon 30/15	54